Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-235478) on Form S-3ASR and the registration statements (Nos. 333-169050, 333-181071, 333-204858, 333-208107, 333-239533 and 333-256619) on Form S-8 of our report dated February 28, 2024, with respect to the consolidated financial statements of Envestnet, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Denver, Colorado
February 28, 2024